UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2007
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On December 31, 2007, OM Group, Inc. (“OMG”) completed its previously announced acquisition of the Electronics businesses of Rockwood Holdings, Inc. pursuant to the Stock Purchase Agreement, dated as of October 7, 2007, by and between OMG and Rockwood Specialties Group, Inc (“Rockwood”). Included in the transaction is Rockwood’s French electronic chemicals business which was originally subject to a put option that has since been exercised. The purchase price was approximately $315 million in cash, subject to customary post closing adjustments.
The Rockwood Electronics business consists of its ultra-pure chemicals business, printed circuit board business and its photomasks business.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days following the date that this Report is required to be filed.
(b) Pro Forma Financial Information.
Pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days following the date that this Report is required to be filed.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: January 3, 2008

/s/ Robert T. Pierce

	Name:	Robert T. Pierce
	Title:	Vice President and Corporate Controller